FIRST SUPPLEMENTAL INDENTURE

                             between

                        GLOBAL MARINE INC.

                               and

                     WILMINGTON TRUST COMPANY

                            as Trustee



                          ______________



                           Dated as of

                          June 23, 2000

               TO INDENTURE DATED SEPTEMBER 1, 1997

                         _______________



       ZERO COUPON CONVERTIBLE DEBENTURES DUE JUNE 23, 2020




                        TABLE OF CONTENTS

                           ARTICLE ONE

                       THE 2020 DEBENTURES


Section 101 DESIGNATION OF 2020 DEBENTURES;
            ESTABLISHMENT OF FORM  . . . . . . . . . . . . . . .2
Section 102 TRANSFER AND EXCHANGE. . . . . . . . . . . . . . . .3
Section 103 AMOUNT . . . . . . . . . . . . . . . . . . . . . . .8
Section 104 ACCRUAL OF ORIGINAL ISSUE DISCOUNT; INTEREST . . . .9
Section 105 ADDITIONAL INTEREST. . . . . . . . . . . . . . . . .9
Section 106 DENOMINATIONS. . . . . . . . . . . . . . . . . . . .9
Section 107 PLACE OF PAYMENT . . . . . . . . . . . . . . . . . .9
Section 108 REDEMPTION . . . . . . . . . . . . . . . . . . . . .9
Section 109 CONVERSION . . . . . . . . . . . . . . . . . . . . 10
Section 110 MATURITY . . . . . . . . . . . . . . . . . . . . . 10
Section 111 REPURCHASE . . . . . . . . . . . . . . . . . . . . 10
Section 112 COVENANTS. . . . . . . . . . . . . . . . . . . . . 10
Section 113 AMOUNT DUE UPON EVENT OF DEFAULT . . . . . . . . . 10
Section 114 DISCHARGE OF LIABILITY ON 2020 DEBENTURES. . . . . 11
Section 115 OTHER TERMS OF 2020 DEBENTURES . . . . . . . . . . 11

                     ARTICLE TWO

             AMENDMENTS TO THE INDENTURE

Section 201 AMENDMENTS APPLICABLE ONLY TO 2020 DEBENTURES. . . 11
Section 202 DEFINITIONS. . . . . . . . . . . . . . . . . . . . 11
Section 203 REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE15
Section 204 MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES . 15
Section 205 PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED . . 16
Section 206 REDEMPTION . . . . . . . . . . . . . . . . . . . . 16
Section 207 CONSOLIDATION, MERGER AND SALE . . . . . . . . . . 18
Section 208 DEFAULTS AND REMEDIES. . . . . . . . . . . . . . . 18
Section 209 UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE
            PRINCIPAL, PREMIUM AND INTEREST. . . . . . . . . . 18
Section 210 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS 19
Section 211 SUPPLEMENTAL INDENTURE WITH CONSENT OF HOLDER. . . 19
Section 212 CONVERSION, TAX EVENT, REPURCHASE. . . . . . . . . 19

                    ARTICLE THREE

               MISCELLANEOUS PROVISIONS

Section 301 INTEGRAL PART. . . . . . . . . . . . . . . . . . . 52
Section 302 GENERAL DEFINITIONS. . . . . . . . . . . . . . . . 53
Section 303 ADOPTION, RATIFICATION AND CONFIRMATION. . . . . . 53
Section 304 TRUST INDENTURE ACT CONTROLS . . . . . . . . . . . 53
Section 305 GOVERNING LAW. . . . . . . . . . . . . . . . . . . 53
Section 306 SEVERABILITY . . . . . . . . . . . . . . . . . . . 53
Section 307 COUNTERPART ORIGINALS. . . . . . . . . . . . . . . 53
Section 308 SUCCESSORS . . . . . . . . . . . . . . . . . . . . 54
Section 309 TABLE OF CONTENTS, HEADINGS, ETC.. . . . . . . . . 54
Section 310 BENEFIT OF FIRST SUPPLEMENTAL INDENTURE. . . . . . 54
Section 311 ACCEPTANCE BY TRUSTEE. . . . . . . . . . . . . . . 54

ANNEX A    Form of Zero Coupon Convertible Debentures Due
           June 23, 2020. . . . . . . . . . . . . . . . . . . A-1



     THIS FIRST SUPPLEMENTAL INDENTURE, dated as of June 23, 2000, between Global Marine Inc., a Delaware corporation (the "Company"), and Wilmington Trust Company (the "Trustee").

                     RECITALS OF THE COMPANY

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of September 1, 1997 (the
"Indenture"), providing for the issuance from time to time of one or more series of the Company's Securities;

     WHEREAS, Section 9.01(9) of the Indenture provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of a new series;

     WHEREAS, Sections 9.01(6) and 9.01(7) of the Indenture permit the execution of supplemental indentures without the consent of any Holders to add to the covenants of the Company for the benefit of, and to add any additional Events of Default with respect to, all or any series of Securities;

     WHEREAS, Section 9.01(8) of the Indenture permits the execution of supplemental indentures without the consent of any Holders to change or eliminate any provisions of the Indenture; PROVIDED, that any such change or elimination does not adversely affect in any material respect any outstanding Security of any series created prior to the execution of such supplemental indenture;

     WHEREAS, Section 2.01 of the Indenture provides that the Company may enter into supplemental indentures to establish the terms and provisions of a series of Securities issued pursuant to the Indenture;

     WHEREAS, the Company desires to issue Zero Coupon Convertible Debentures due June 23, 2020 (the "2020 Debentures"), a new series of Security, the issuance of which was authorized by or pursuant to resolutions of the Board of Directors of the Company;

     WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this First Supplemental Indenture to supplement and amend in certain respects the Indenture insofar as it will apply only to the 2020 Debentures (and not to any other series); and

     WHEREAS, all things necessary have been done to make the 2020 Debentures, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this First Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms.

     NOW THEREFORE:

     In consideration of the premises provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the 2020 Debentures as follows:



                        ARTICLE ONE
                    THE 2020 DEBENTURES

SECTION 101 DESIGNATION OF 2020 DEBENTURES; ESTABLISHMENT OF FORM

     There shall be a series of Securities designated "Zero Coupon Convertible Debentures Due June 23, 2020" of the Company, and the form thereof shall be substantially as set forth in Annex A hereto, which is incorporated into and shall be deemed a part of this First Supplemental Indenture, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such 2020 Debentures, as evidenced by their execution of the 2020 Debentures.

          (a) RESTRICTED GLOBAL SECURITIES. All of the 2020 Debentures are initially being offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, "QIBs" or individually a "QIB") in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the 2020 Debentures represented thereby with the Trustee, at its Corporate Trust Office, as Security Custodian for the depositary, The Depository Trust Company ("DTC") (such depositary, or any successor thereto, being hereinafter referred to as the "Depositary"), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate Principal Amount of a Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Security Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures. Until sold pursuant to Rule 144, pursuant to an effective registration statement under the Securities Act or pursuant to any other available exemption (other than Rule 144A) from the registration requirements of the Securities Act, 2020 Debentures shall be deemed "Rule 144A Securities" for the purpose of Section 4.03(b) of the Indenture and entitled to the benefits thereof.

          (b) GLOBAL SECURITIES IN GENERAL. Each Global Security shall represent such of the outstanding 2020 Debentures as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding 2020 Debentures from time to time endorsed thereon and that the aggregate amount of outstanding 2020 Debentures represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such 2020 Debentures. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the Principal Amount of Outstanding 2020 Debentures represented thereby shall be made by the Security Custodian in accordance with the standing instructions and procedures existing between the Depositary and the Security Custodian.

           Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any 2020 Debenture.

          (c) CERTIFICATED SECURITIES. Certificated Securities shall be issued only under the limited circumstances provided in
Section 102(a)(1) hereof.

     The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Securities.

     The Company initially appoints the Trustee to act as Paying
Agent and Conversion Agent with respect to the 2020 Debentures.

SECTION 102 TRANSFER AND EXCHANGE

          (a)  TRANSFER AND EXCHANGE OF GLOBAL SECURITIES

               (1) Certificated Securities shall be issued in exchange for interests in the Global Securities only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for the Global Securities or if it at any time ceases to be a "clearing agency" registered under the Exchange Act if so required by applicable law or regulation and a successor depositary is not appointed by the Company within 90 days, or (y) an Event of Default has occurred and is continuing. In either case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Certificated Securities in an aggregate Principal Amount equal to the Principal Amount of such Global Securities in exchange therefor. Only Restricted Certificated Securities shall be issued in exchange for beneficial interests in Restricted Global Securities, and only Unrestricted Certificated Securities shall be issued in exchange for beneficial interests in Unrestricted Global Securities. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the persons in whose names such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures. Nothing herein shall require the Trustee to communicate directly with beneficial owners, and the Trustee shall in connection with any transfers hereunder be entitled to rely on instructions received through the registered Holder.

               (2) Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 102(a)(1) hereof, a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

        (b)  TRANSFER AND EXCHANGE OF CERTIFICATED SECURITIES.
When Certificated Securities are presented by a Holder to a Registrar with a request:

               (1)  to register the transfer of the Certificated
   Securities to a person who will take delivery thereof in the form of Certificated Securities only; or

               (2) to exchange such Certificated Securities for an equal Principal Amount of Certificated Securities of other authorized denominations,

such Registrar shall register the transfer or make the exchange as requested; PROVIDED, HOWEVER, that the Certificated Securities presented or surrendered for register of transfer or exchange:

               (A) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the second paragraph of Section 2.08 of the Indenture; and

               (B)  in the case of a Restricted Certificated
     Security, such request shall be accompanied by the following additional information and documents, as applicable:

                    (i) if such Restricted Certificated Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate required pursuant to Section 102(e)(1) hereof);

                    (ii) if such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

                    (iii) if such Restricted Certificated Security is being transferred (x) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, (y) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (y), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from the Holder or
          (z) pursuant to an exemption from the registration requirements of the Securities Act to a non-U.S. person in an offshore transaction under Regulation S under the Securities Act, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate), and, in the case of each of (x),
          (y) and (z), if the Company or such Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and such Registrar to the effect that such transfer is in compliance with the Securities Act.

          (c) TRANSFER OF A BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY FOR A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY. Any person having a beneficial interest in a Restricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of an Unrestricted Global Security. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any person having a beneficial interest in a Restricted Global Security and the following additional information and documents in such form as is customary for the Depositary from the Depositary or its nominee on behalf of the person having such beneficial interest in the Restricted Global Security (all of which may be submitted by facsimile or electronically):

          (1) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate); or

          (2) if such beneficial interest is being transferred (i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause
     (ii), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from the transferor and, in the case of each of (i) and (ii), if the Company or the Trustee so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act, the Trustee, as a Registrar and Security Custodian, shall reduce or cause to be reduced the aggregate Principal Amount of the Restricted Global Security by the appropriate Principal Amount and shall increase or cause to be increased the aggregate Principal Amount of the Unrestricted Global Security by a like Principal Amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Security.

          (d) TRANSFERS OF CERTIFICATED SECURITIES FOR BENEFICIAL INTEREST IN GLOBAL SECURITIES. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 102(a)(1) hereof which required such exchange shall have ceased to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:

               (1) to register the transfer of such Certificated Securities to a person who will take delivery thereof in the form of a beneficial interest in a Global Security, which request shall specify whether such Global Security will be a Restricted Global Security or an Unrestricted Global Security; or

               (2) to exchange such Certificated Securities for an equal Principal Amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities (provided that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for Restricted Global Securities and Unrestricted Certificated Securities may be exchanged only for Unrestricted Global Securities), the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing, or directing the Security Custodian to cause, the aggregate Principal Amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall authenticate and deliver a new Global Security; PROVIDED, HOWEVER, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

               (A) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the first paragraph of Section 2.08 of the Indenture;

               (B) in the case of a Restricted Certificated
     Security to be transferred for a beneficial interest in an Unrestricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

                    (i) if such Restricted Certificated Security is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

                    (ii) if such Restricted Certificated Security is being transferred pursuant to (x) an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (y) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule
          144) and as a result of which, in the case of a Security transferred pursuant to this clause (y), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from such Holder, and, in the case of each of (x) and (y), if the Company or the Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act;

               (C) in the case of a Restricted Certificated
     Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Restricted Certificated Security is being transferred to (i) a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A or (ii) a non-
     U.S. person in an offshore transaction under Regulation S under the Securities Act, and, in the case of (ii), if the Company or the Trustee so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act; and

               (D) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Security, such request need not be accompanied by any additional information or documents.

     (e)       LEGENDS.

               (1) Except as permitted by the following paragraphs
     (2) and (3), each Global Security and Certificated Security (and all Securities issued in exchange therefor or upon registration of transfer or replacement thereof and any Common Stock issuable upon conversion thereof) shall bear a legend in substantially the form called for by footnote 2 to ANNEX A hereto (each a "Transfer Restricted Security" for so long as such Security or Common Stock issuable upon conversion thereof is required by this Indenture to bear such legend). Each Transfer Restricted Security shall have attached thereto a certificate (a "Transfer Certificate") in substantially the form called for by footnote 5 to ANNEX A hereto.

               (2) Upon any sale or transfer of a Transfer
     Restricted Security (x) pursuant to Rule 144, (y) pursuant to an effective registration statement under the Securities Act or (z) pursuant to any other available exemption (other than Rule 144A) from the registration requirements of the Securities Act and as a result of which, in the case of a Security transferred pursuant to this clause (z), such Security shall cease to be a "restricted security" within the meaning of Rule 144:

                     (A) in the case of any Restricted Certificated Security, any Registrar shall permit the Holder thereof to exchange such Restricted Certificated Security for an Unrestricted Certificated Security, or (under the circumstances described in Section 102(d) hereof) to transfer such Restricted Certificated Security to a transferee who shall take such Security in the form of a beneficial interest in an Unrestricted Global Security, and in each case shall rescind any restriction on the transfer of such Security; provided, however, that the Holder of such Restricted Certificated Security shall, in connection with such exchange or transfer, comply with the other applicable provisions of this Section 102; and

                     (B) in the case of any beneficial interest in a Restricted Global Security, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an Unrestricted Global Security and shall rescind any restriction on transfer of such beneficial interest; PROVIDED, HOWEVER, that such Unrestricted Global Security shall continue to be subject to the provisions of Section 102(a)(2) hereof; and PROVIDED FURTHER, HOWEVER, that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this Section 102.

               (3) Upon the exchange, registration of transfer or replacement of Securities not bearing the legend described in paragraph (1) above, the Company shall execute, the Trustee shall authenticate and deliver Securities that do not bear such legend and which do not have a Transfer Certificate attached thereto.

          (f) TRANSFERS TO THE COMPANY. Nothing in this Indenture or in the Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in Global
Securities) to the Company or any of its Subsidiaries, which Securities shall thereupon be canceled in accordance with Section
2.13 of the Indenture.

SECTION 103  AMOUNT.

          (a) The Trustee shall authenticate and deliver 2020 Debentures for original issue in an aggregate Principal Amount of up to $600,000,000 upon Company Order for the authentication and delivery of 2020 Debentures, without any further action by the Company; PROVIDED, HOWEVER, that in the event that the Company sells any Securities pursuant to the over-allotment option (the "Option") granted to the Initial Purchaser pursuant to Section 3 of the Purchase Agreement, then the Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount of up to $600,000,000 plus up to an additional aggregate Principal Amount of up to $60,000,000 of Securities sold pursuant to the Option upon a Company Order. The aggregate Principal Amount of 2020 Debentures that may be authenticated and delivered under the Indenture may not exceed the amount set forth in the foregoing sentence, except for 2020 Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 2020 Debentures pursuant to Sections 2.08, 2.09, 2.12, 3.07, 9.05. 12.11 and 13.04 of the Indenture.

           (b) The Company may not issue new 2020 Debentures to replace 2020 Debentures that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article XI.

SECTION 104  ACCRUAL OF ORIGINAL ISSUE DISCOUNT; INTEREST.

     The 2020 Debentures shall be Original Issue Discount Securities. Original Issue Discount shall accrue with respect to the 2020 Debentures at the rate set forth under the caption "Interest" in the 2020 Debentures, commencing on the Issue Date of the 2020 Debentures. Except as provided under the caption "Tax Event" in the 2020 Debentures and in Article XIV hereof, there shall be no periodic payments of interest on the 2020 Debentures.

SECTION 105  ADDITIONAL INTEREST.

     Additional Interest with respect to the 2020 Debentures shall be payable in accordance with the provisions and in the amounts set forth in the Registration Rights Agreement.

SECTION 106  DENOMINATIONS.

     The 2020 Debentures shall be in fully registered form without coupons in denominations of $1,000 of Principal Amount or any integral multiple thereof.

SECTION 107  PLACE OF PAYMENT.

     The Place of Payment for the 2020 Debentures and the place or places where the 2020 Debentures may be surrendered for registration of transfer, exchange, repurchase, redemption or conversion and where notices may be given to the Company in respect of the 2020 Debentures is at the office or agency of the Trustee in New York, New York; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register (as defined in the Indenture). Payments in respect of the 2020 Debentures evidenced by a Global Security shall be made by transfer of immediately available funds to the accounts specified by the Holder of the Global Security.

SECTION 108  REDEMPTION.

          (a) There shall be no sinking fund for the retirement of the 2020 Debentures.

          (b)  The Company, at its option, may redeem the 2020
Debentures in accordance with the provisions of and at the Redemption Prices set forth under the captions "Optional
Redemption" and "Notice of Redemption" in the 2020 Debentures and in accordance with the provisions of the Indenture, including, without limitation, Article III.

SECTION 109  CONVERSION.

     The 2020 Debentures shall be convertible in accordance with the provisions and at the Conversion Rate set forth under the caption "Conversion" in the 2020 Debentures and in accordance with the provisions of the Indenture, including, without limitation,
Article XI.

SECTION 110  MATURITY.

     The date on which the principal of the 2020 Debentures matures and is payable, unless accelerated or required to be repurchased pursuant to the Indenture, shall be June 23, 2020.

SECTION 111  REPURCHASE.

          (a) The 2020 Debentures shall be repurchased by the Company in accordance with the provisions and at the Repurchase Prices set forth under the caption "Repurchase by the Company at the Option of the Holder" in the 2020 Debentures and in accordance with the provisions of the Indenture, including, without limitation, Article XII.

          (b) The 2020 Debentures shall be repurchased by the Company in accordance with the provisions of and at the Change in Control Purchase Prices set forth under the caption "Purchase of Securities at Option of Holder Upon a Change in Control" in the 2020 Debentures and in accordance with the provisions of the Indenture, including, without limitation, Article XIII.

SECTION 112  COVENANTS.

     The 2020 Debentures shall benefit from each of the covenants set forth in Article IV of the Indenture, including, without limitation, Sections 4.08 ("Limitations on Liens") and 4.09 ("Limitations on Sale/Leaseback Transactions") of the Indenture, and the related definitions set forth in Section 1.01 of the Indenture.

SECTION 113  AMOUNT DUE UPON EVENT OF DEFAULT.

     The portion of the Principal Amount of each 2020
Debenture that shall become due pursuant to Section 6.02 in the circumstances specified therein upon an Event of Default shall be the Issue Price plus accrued Original Issue Discount on such 2020 Debentures (or, if the 2020 Debentures have been converted to interest bearing 2020 Debentures pursuant to Section 14.01, the Restated Principal Amount and all accrued and unpaid interest thereon from the date of conversion).

SECTION 114  DISCHARGE OF LIABILITY ON 2020 DEBENTURES.

     The 2020 Debentures may be discharged by the Company in accordance with the provisions of Article VIII of the Indenture.

SECTION 115 OTHER TERMS OF 2020 DEBENTURES.

     Without limiting the foregoing provisions of this Article One, the terms of the 2020 Debentures shall be as set forth in the form of the 2020 Debentures set forth in Annex A hereto and as provided in the Indenture.


                        ARTICLE TWO

                AMENDMENTS TO THE INDENTURE

SECTION 201  AMENDMENTS APPLICABLE ONLY TO 2020 DEBENTURES.

     The amendments contained herein shall apply to the 2020 Debentures only and not to any other series of Security issued under the Indenture and any covenants provided herein are expressly being included solely for the benefit of the 2020 Debentures and not for the benefit of any other series of Security issued under the Indenture. These amendments shall be effective for so long as there remain any 2020 Debentures Outstanding.

SECTION 202  DEFINITIONS.

     Section 1.01 of the Indenture is hereby amended, subject to
Section 201 hereof and with respect to the 2020 Debentures only, by inserting or restating, as the case may be, in their appropriate alphabetical position, the following definitions:

     "ADDITIONAL INTEREST" shall have the meaning set forth in the Registration Rights Agreement.

     "AGENT MEMBERS" has the meaning specified in Section 101.

     "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary that are applicable to such transfer or exchange.

     "BENEFICIAL OWNER" has the meaning specified in Section
13.01(a).

     "CERTIFICATED SECURITY" means a Security that is in substantially the form attached hereto as ANNEX A and that does not include the information or the schedule called for by footnotes 1, 4 and 5 thereof.

     "CHANGE IN CONTROL" has the meaning specified in Section
13.01(a).

     "CHANGE IN CONTROL PURCHASE DATE" has the meaning specified in
Section 13.01(c).

     "CHANGE IN CONTROL PURCHASE NOTICE" has the meaning specified in Section 13.01(c).

     "CHANGE IN CONTROL PURCHASE PRICE" has the meaning specified in Section 13.01(c).

     "COMMON STOCK" means any stock of any class of the Company (including, without limitation, the Company's common stock, par value $0.01 per share) which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.

     "COMPANY NOTICE DATE" has the meaning specified in Section
12.03.

     "CONVERSION AGENT" shall be the agent specified in Section
101.

     "CONVERSION DATE" has the meaning specified in Section 11.02.

     "CONVERSION RATE" has the meaning specified in Section 11.01.

     "DEPOSITARY" has the meaning specified in Section 101.

     "DETERMINATION DATE" has the meaning specified in Section
11.06(d)(1).

     "DTC" has the meaning specified in Section 101.

     "EXPIRATION DATE" has the meaning specified in Section
11.06(d)(2).

     "EXPIRATION TIME" has the meaning specified in Section
11.06(d)(2).

     "GLOBAL SECURITY" means a permanent Global Security that is in substantially the form attached hereto as ANNEX A and that includes the information and schedule called for by footnotes 1, 3 and 4 thereof and which is deposited with the Depositary or the Security Custodian and registered in the name of the Depositary or its nominee.

     "GROUP" has the meaning specified in Section 13.01(a).

     "INDENTURE" has the meaning specified in the recitals.

     "ISSUE DATE" of any 2020 Debenture means the date on which the 2020 Debenture was originally issued or deemed issued as set forth on the face of the 2020 Debenture.

     "ISSUE PRICE" of any 2020 Debenture means, in connection with the original issuance of such 2020 Debenture, the initial issue price at which the 2020 Debenture is sold as set forth on the face of the 2020 Debenture.

     "MARKET PRICE" has the meaning specified in Section 12.04.

     "NON-ELECTING SHARE" has the meaning specified in Section
11.11.

     "NYSE" has the meaning specified in Section 11.06(e).

     "NASDAQ" has the meaning set forth in Section 11.06(e).

     "OPTION EXERCISE DATE" has the meaning specified in Section
14.01.

     "ORIGINAL ISSUE DISCOUNT" of any 2020 Debenture means the difference between the Issue Price and the Principal Amount of the 2020 Debenture as set forth on the face of the 2020 Debenture.

     "PRINCIPAL AMOUNT" of a 2020 Debenture means the principal amount due at the Stated Maturity of the 2020 Debentures as set forth on the face of the 2020 Debenture.

     "PURCHASE AGREEMENT" means the Purchase Agreement, dated as of June 20, 2000, between the Company and Credit Suisse First Boston
Corporation.

     "PURCHASED SHARES" has the meaning specified in Section
11.06(d)(2).

     "QIB" has the meaning specified in Section 101.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of June 23, 2000, between the Company and Credit Suisse First Boston Corporation.

     "REGULATION S" means Regulation S under the Securities Act or any successor to such Rule.

     "REPURCHASE DATE" has the meaning specified in Section 12.01.

     "REPURCHASE NOTICE" has the meaning specified in Section
12.01.

     "REPURCHASE PRICE" has the meaning specified in Section 12.01.

     "RESTATED PRINCIPAL AMOUNT" has the meaning specified in
Section 14.01.

     "RESTRICTED CERTIFICATED SECURITY" means a Certificated
Security which is a Transfer Restricted Security.

     "RESTRICTED GLOBAL SECURITY" means a Global Security that is a Transfer Restricted Security.

     "RULE 144" means Rule 144 under the Securities Act or any successor to such Rule.

     "RULE 144A" means Rule 144A under the Securities Act or any successor to such Rule.

     "SALE PRICE" has the meaning specified in Section 12.04.

     "SECURITIES" means any securities authenticated and delivered under the Indenture, as the same may be amended or supplemented, including 2020 Debentures.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor statute.

     "TAX EVENT" means that the Company shall have received an opinion from independent tax counsel experienced in such matters to the effect that, on or after June 23, 2000, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, in each case, which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after June 23, 2000, there is more than an insubstantial risk that interest (including Original Issue Discount) payable on the 2020 Debentures either (i) would not be deductible on a current accrual basis or (ii) would not be deductible under any other method, in either case, in whole or in part, by the Company (by reason of deferral, disallowance or otherwise) for United States Federal income tax purposes.

     "TAX EVENT DATE" has the meaning specified in Section 14.01.

     "TENDER OFFER" has the meaning specified in Section
11.06(d)(3).

     "TRADING DAY" means a day during which trading in securities generally occurs on the NYSE or, if the Common Stock is not listed on the NYSE, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the NASDAQ or, if the Common Stock is not quoted on the NASDAQ, on the other principal market on which the Common Stock are then traded.

     "TRANSFER CERTIFICATE" has the meaning specified in Section
102(e)(1).

     "TRANSFER RESTRICTED SECURITIES" has the meaning specified in
Section 102(e)(1).

     "TRIGGER EVENT" has the meaning specified in Section 11.06(c).

     "TRIGGERING DISTRIBUTION" has the meaning specified in Section
11.06(d)(1).

     "2020 DEBENTURES" has the meaning specified in the recitals.

     "UNRESTRICTED CERTIFICATED SECURITY" means a Certificated
Security which is not a Transfer Restricted Security.

     "UNRESTRICTED GLOBAL SECURITY" means a Global Security which is not a Transfer Restricted Security.


SECTION 203  REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

     The Indenture is hereby amended, subject to Section 201 hereof and with respect to the 2020 Debentures only, by replacing the final sentence of the third paragraph of Section 2.08 with the following paragraph:

          The Company shall not be required (i) to issue, register the transfer of or exchange the Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption and ending at the close of business on the day of such mailing,
          (ii) to register the transfer of or exchange any 2020 Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to exchange or register a transfer of any 2020 Debenture or portions thereof in respect of which a Change in Control Purchase Notice or Repurchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a 2020 Debenture in part, the portion not to be purchased).

SECTION 204 MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

     The Indenture is hereby amended, subject to Section 201 hereof and with respect to the 2020 Debentures only, by replacing the second sentence of Section 2.09 with the following sentence:

          If any such mutilated, destroyed, lost or stolen Security has or is about to become due and payable, or is about to be redeemed or purchased by the Company upon a Change in Control pursuant to Article XIII or purchased by the Company on a Repurchase Date pursuant to Article XII, the Company in its discretion may, instead of issuing a new Security, pay such Security.

SECTION 205 PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

     The Indenture is hereby amended, subject to Section 201 hereof and with respect to the 2020 Debentures only, by inserting the following paragraph before the final paragraph in Section 2.14:

          In the event the Company exercises its option pursuant to Section 14.01, then in the case of any 2020 Debenture or portion thereof which is surrendered for conversion after the Regular
          Record Date immediately preceding any Interest
          Payment Date and on or prior to such next succeeding Interest Payment Date (unless such
          2020 Debenture or portion thereof which is being surrendered for conversion has been called for redemption on a Redemption Date within such period), interest whose Stated
          Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that 2020 Debenture (or one or more Predecessor Securities) is registered at the close of business on such Regular Record
          Date; PROVIDED, HOWEVER, that such payment of interest shall be subject to the payment to the Company by the Holder of such 2020
          Debenture or portion thereof surrendered for conversion (such payment to accompany such surrender) of an amount equal to the amount of such interest, in accordance with Section
          1102. Except as otherwise provided in the immediately preceding sentence, in the case of any 2020 Debenture which is converted, interest whose Stated Maturity is after the date of conversion of such 2020 Debenture shall not be payable.

SECTION 206  REDEMPTION.

          (a) Article III of the Indenture is hereby amended, subject to Section 201 hereof and with respect to the 2020
Debentures only, by replacing "30" in Section 3.04 with "15."

          (b) Article III of the Indenture is hereby amended, subject to Section 201 hereof and with respect to the 2020
Debentures only, by inserting the following section after Section
3.11:

SECTION 3.12  CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION.

          In connection with 2020 Debentures, the
          Company may arrange for the purchase and conversion of any 2020 Debentures called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such 2020 Debentures by paying to a Paying Agent (other than the Company or any of its Affiliates) in trust for the Holders, on or before 11:00 a.m. New York City time on the Redemption Date, an amount that, together with any amounts deposited with such Paying Agent by the Company for the redemption of such 2020
          Debentures, is not less than the Redemption
          Price of such 2020 Debentures. Notwithstanding anything to the contrary contained in this
          Article III, the obligation of the Company to pay the Redemption Price of such 2020
          Debentures, including interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers; provided, however, that nothing in this Section 3.12 shall relieve the Company of its obligation to pay the Redemption Price on 2020 Debentures called for redemption. If such an agreement is entered into, any 2020
          Debentures called for redemption and not surrendered for conversion by the Holders thereof prior to the relevant Redemption Date may, at the option of the Company upon written notice to the Trustee, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article III) surrendered by such purchasers for conversion, all as of 11:00
          A.M. New York City time on the Redemption
          Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose 2020 Debentures are selected for redemption any such amount paid to it for purchase in the same manner as it would money deposited with it by the Company for the redemption of 2020 Debentures. Without the Paying Agent's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any 2020 Debentures shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying
          Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any 2020 Debentures between the Company and such purchasers, including the costs and expenses incurred by the Paying Agent in the defense of any claim or liability reasonably incurred without negligence or bad faith on its part arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this
          Indenture, in accordance with the indemnity provisions applicable to the Trustee set forth herein.

SECTION 207 CONSOLIDATION, MERGER AND SALE.

Section 5.01 of the Indenture is hereby amended, subject to
Section 201 hereof and with respect to the 2020 Debentures only, by inserting "and shall have expressly provided for conversion rights in accordance with Section 11.11" at the end of Section 5.01(1) before the semi-colon.

SECTION 208 DEFAULTS AND REMEDIES.

     Section 6.01 of the Indenture is hereby amended, subject to
Section 201 hereof and with respect to the 2020 Debentures only, by deleting subsections (1) and (2), and inserting instead the following as new subsections (1) and (2) thereof:

          (1) the Company defaults in the payment of any interest upon any 2020 Debenture when it becomes due and payable, after conversion of the 2020 Debentures to interest bearing debentures pursuant to Section 14.01, and continuance of such default for a period of 30 days; or

          (2) the Company defaults in the payment of the Principal Amount at Maturity (or, if the 2020 Debentures have been converted to interest-bearing 2020 Debentures pursuant to
     Section 14.01, the Restated Principal Amount), the Issue Price plus accrued Original Issue Discount, the Redemption Price, the Repurchase Price or the Change in Control Purchase Price of any 2020 Debenture when the same becomes due and payable; or

SECTION 209 UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL,
PREMIUM AND INTEREST.

     Section 6.07 of the Indenture is hereby amended, subject to
Section 201 hereof and with respect to the 2020 Debentures only, by replacing that section with the following:

     SECTION 6.07 RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

          Notwithstanding any other provision in this Indenture, the right of any Holder of a Security to receive payment of the principal of and (subject to Section 2.14) interest on such Security on or after the respective due dates expressed in such Security (or in the case of redemption, to receive the Redemption
          Price on the Redemption Date, in the case of a repurchase, to receive the Repurchase Price on the Repurchase Date, or in the case of a Change in Control, to receive the Change in Control Purchase Price on the Change in
          Control Purchase Date), or to institute suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired without the consent of the Holder.

SECTION 210  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

     Section 9.01 of the Indenture is hereby amended, subject to
Section 201 hereof and with respect to the 2020 Debentures only, by inserting the following paragraph:

          (12)    to make provision with respect to the
          conversion rights, if any, to Holders of 2020
          Debentures pursuant to the requirements of
          Article XI hereof.

SECTION 211  SUPPLEMENTAL INDENTURE WITH CONSENT OF HOLDER.

     Section 9.02 of the Indenture is hereby amended, subject to
Section 201 hereof and with respect to the 2020 Debentures only, by inserting "; or (10) adversely affect the right to convert any 2020 Debenture as provided in Article XI, or adversely affect the right to require the Company to repurchase the 2020 Debentures as provided in Article XII" before the period at the end of Section 9.02(9).

SECTION 212  CONVERSION, TAX EVENT, REPURCHASE.

     The Indenture is hereby amended, subject to Section 201 hereof and with respect to the 2020 Debentures only, by adding the following Articles XI, XII, XIII and XIV to the Indenture:



                            ARTICLE XI

                            CONVERSION

     Section 11.01  CONVERSION PRIVILEGE.

          2020 Debentures shall be convertible in
          accordance with their terms and in accordance with this Article.

          A Holder of a 2020 Debenture may convert the Principal Amount of such 2020 Debenture (or any portion thereof equal to a Principal
          Amount of $1,000 or any integral multiple of a Principal Amount of $1,000 in excess thereof) into Common Stock at any time prior to the close of business on the date specified in the 2020 Debentures, at the Conversion Rate then in effect. In case a 2020 Debenture or portion thereof is called for redemption pursuant to
          Article III, such conversion right shall terminate at the close of business on the Business Day immediately preceding the
          Redemption Date for such 2020 Debenture or such earlier date as the Holder presents such 2020 Debenture for redemption (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such 2020 Debenture is redeemed). The number of shares of Common Stock issuable upon conversion of a 2020 Debenture per $1,000 of Principal Amount thereof (the "Conversion
          Rate") shall be that set forth under
          "Conversion" in the 2020 Debentures, subject to adjustment as herein set forth. Provisions of this Indenture that apply to conversion of all of a 2020 Debenture also apply to conversion of a portion of a 2020 Debenture.
          A 2020 Debenture in respect of which a Holder has delivered a Repurchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such 2020 Debenture, may be converted only if such notice of exercise is withdrawn in accordance with the terms of this Indenture. A Holder of 2020 Debentures is not entitled to any rights of a holder of Common
          Stock until such Holder has converted its 2020
          Debentures to Common Stock, and only to the extent such 2020 Debentures are deemed to have been converted into Common Stock pursuant to this Article XI.

     SECTION 11.02  CONVERSION PROCEDURE.

          To convert a 2020 Debenture, a Holder must (a) complete and manually sign the conversion notice on the back of the 2020 Debenture and deliver such notice to a Conversion Agent, (b) surrender the 2020 Debenture to a Conversion
          Agent, (c) furnish appropriate endorsements and transfer documents if required by the Security Registrar or a Conversion Agent, and
          (d) pay any transfer or similar tax, if
          required. The date on which the Holder
          satisfies all of those requirements is the "Conversion Date." As soon as practicable after the Conversion Date, the Company shall deliver to the Holder through a Conversion
          Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and cash in lieu of any fractional shares pursuant to Section 11.03. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such 2020 Debentures may be surrendered for conversion in accordance with the applicable procedures of the Depositary as in effect from time to time.
          The Person in whose name the Common Stock certificate is registered shall be deemed to be a stockholder of record on the Conversion
          Date; PROVIDED, HOWEVER, that no surrender of a 2020 Debenture on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; PROVIDED
          FURTHER, HOWEVER, that such conversion shall be at the Conversion Rate in effect on the date that such 2020 Debenture shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a 2020 Debenture, such Person shall no longer be a Holder of such 2020 Debenture.

          No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article XI. On conversion of a 2020 Debenture, that portion of accrued
          Original Issue Discount (and interest, if the
          Company has exercised its option provided for in Section 14.01) attributable to the period from the Issue Date (or, in the case of interest, if the Company has exercised the option provided for in Section 14.01, the later of (x) the date of such exercise and (y) the date on which interest was last paid) of the 2020 Debenture through the Conversion Date with respect to the converted 2020 Debenture shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the 2020
          Debenture being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original
          Issue Discount (and interest, if the Company has exercised its option provided for in
          Section 14.01) accrued through the Conversion
          Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the 2020
          Debenture being converted pursuant to the provisions hereof.

          If a Holder converts more than one 2020
          Debenture at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate
          Principal Amount of 2020 Debentures converted.

          Upon surrender of a 2020 Debenture that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new 2020 Debenture equal in Principal Amount to the Principal Amount of the unconverted portion of the 2020 Debenture surrendered.

          Where the Company has exercised its option under Section 14.01, 2020 Debentures or portions thereof surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment
          Date shall (unless such 2020 Debentures or portions thereof have been called for redemption on a Redemption Date within such period) be accompanied by payment to the Company or its order, in New York Clearing
          House funds or other funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date on the principal amount of 2020 Debentures or portions thereof being surrendered for conversion.

     SECTION 11.03  FRACTIONAL SHARES.

          The Company will not issue fractional shares of Common Stock upon conversion of 2020
          Debentures. In lieu thereof, the Company will pay an amount in cash based upon the closing price of the Common Stock on the Trading Day immediately prior to the Conversion Date.

     SECTION 11.04  TAXES ON CONVERSION.

          If a Holder converts a 2020 Debenture, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion
          Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

     SECTION 11.05  COMPANY TO PROVIDE COMMON STOCK.

          The Company shall, prior to issuance of any 2020 Debentures under this Article XI, and from time to time as may be necessary, reserve, out of its authorized but unissued
          Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all 2020 Debentures outstanding into shares of Common Stock. All shares of Common Stock delivered upon conversion of the 2020
          Debentures shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any Lien or adverse claim.

          The Company will endeavor promptly to comply with all federal and state securities laws regulating the registration of the offer and delivery of shares of Common Stock to a converting Holder upon conversion of 2020
          Debentures, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or on the NASDAQ National Market or other over-the-counter market or such other market on which the shares of Common Stock are then listed or quoted.

     SECTION 11.06  ADJUSTMENT OF CONVERSION RATE.

          The Conversion Rate shall be adjusted from time to time by the Company as follows:

          (a)In case the Company shall (i) pay a dividend on its Common Stock in shares of Common Stock, (ii) make a distribution on its Common Stock in shares of Common Stock, (iii) subdivide its outstanding Common Stock into a greater number of shares, or (iv) combine its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the Holder of any 2020 Debenture thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such 2020 Debenture been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection
          (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

          (b)In case the Company shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the current market price per share of Common Stock (as determined in accordance with subsection (e) of this
          Section 11.06) on the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible), and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the current market price per share (as determined in accordance with subsection
          (e) of this Section 11.06) of Common Stock on such record date. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Rate shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

          (c)In case the Company shall distribute to all or substantially all holders of its Common Stock any shares of capital stock (other than dividends or distributions of Common Stock on Common Stock to which Section 11.06(a) applies) of the Company, evidences of indebtedness or other assets (including securities of any Person other than the Company, but excluding all-cash distributions or any rights or warrants referred to in 11.06(b)), then in each such case the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the current Conversion Rate by a fraction of which the numerator shall be the current market price per share (as determined in accordance with subsection (e) of this Section 11.06) of the Common Stock on the record date mentioned below, and of which the denominator shall be the current market price per share (as determined in accordance with subsection (e) of this Section 11.06) of the Common Stock on such record date less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date). Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

          In the event that the Company implements a shareholder rights plan, such rights plan shall provide, subject to customary exceptions and limitations, that upon conversion of the 2020 Debentures the Holders will receive, in addition to the Common Stock issuable upon such conversion, the rights issued under such rights plan (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion). Any distribution of rights or warrants pursuant to a stockholder rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for the purposes of this
          Section 11.06(c).

          Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger
          Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 11.06(c) (and no adjustment to the Conversion Rate under this
          Section 11.06(c) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Rate under this
          Section 11.06(c), (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the
          Conversion Rate shall be readjusted as if such rights and warrants had never been issued.

          (d)(1) In case the Company shall, by dividend or otherwise, at any time distribute (a "Triggering Distribution") to all or substantially all holders of its Common Stock all-cash distributions in an aggregate amount that, together with the aggregate amount of (A) any cash and the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in respect of any tender offer by the Company or a Subsidiary of the Company for Common Stock consummated within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Rate adjustment pursuant to this Section 11.06 has been made and (B) all other cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Rate adjustment pursuant to this Section 11.06 has been made, exceeds an amount equal to 12.5% of the product of the current market price per share of Common Stock (as determined in accordance with subsection (e) of this Section 11.06) on the Business Day (the "Determination Date") immediately preceding the day on which such Triggering Distribution is declared by the Company multiplied by the number of shares of Common Stock outstanding on the Determination Date (excluding shares held in the treasury of the Company), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate in effect immediately prior to the Determination Date by a fraction of which the numerator shall be such current market price per share of Common Stock (as determined in accordance with subsection (e) of this Section 11.06) on the Determination Date, and the denominator shall be the current market price per share of Common Stock (as determined in accordance with subsection (e) of this Section 11.06) on the Determination Date less the sum of the aggregate amount of cash and the aggregate fair market value (determined as aforesaid) of any such other consideration so distributed, paid or payable within such 12 months (including, without limitation, the Triggering Distribution) applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Determination Date), such increase to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid.

          (2) In case any tender offer made by the Company or any of its Subsidiaries for Common
          Stock shall expire and such tender offer (as amended upon the expiration thereof) shall involve the payment of aggregate consideration in an amount (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee thereof ) of any other consideration) that, together with the aggregate amount of (A) any cash and the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in respect of any other tender offers by the Company or any Subsidiary of the Company for Common Stock consummated within the 12 months preceding the date of the Expiration Date (as defined below) and in respect of which no Conversion Rate adjustment pursuant to this Section 11.06 has been made and (B) all cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the Expiration Date and in respect of which no Conversion Rate adjustment pursuant to this
          Section 11.06 has been made, exceeds an amount equal to 12.5% of the product of the current market price per share of Common Stock (as determined in accordance with subsection (e) of this Section 11.06) as of the last date
          (the "Expiration Date") tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration
          Date is hereinafter sometimes called the "Expiration Time") multiplied by the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time, then, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion
          Rate in effect immediately prior to close of business on the Expiration Date by a fraction of which the numerator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common
          Stock outstanding (excluding any Purchased
          Shares and any shares held in the treasury of the Company) at the Expiration Time and the current market price per share of Common Stock
          (as determined in accordance with subsection
          (e) of this Section 11.06) on the Trading Day next succeeding the Expiration Date, and the denominator shall be the product of the number of shares of Common Stock outstanding
          (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the current market price per share of Common Stock (as determined in accordance with subsection (e) of this Section 11.06) on the Trading Day next succeeding the Expiration Date, such increase to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased. If the application of this
          Section 11.06(d)(2) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this Section 11.06(d)(2).

          (3) For purposes of this Section 11.06(d), the term "tender offer" shall mean and include both tender offers and exchange offers, all references to "purchases" of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to "tendered shares" (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

          (e)For the purpose of any computation under subsections
          (b), (c) and (d) of this Section 11.06, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive Trading Days commencing 45 Trading Days before (i) the Determination Date or the Expiration Date, as the case may be, with respect to distributions or tender offers under subsection (d) of this Section
          11.06 or (ii) the record date with respect to distributions, issuances or other events requiring such computation under subsection (b) or (c) of this Section
          11.06. The closing price for each day shall be the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices in either case on the New York Stock Exchange (the "NYSE") or, if the Common Stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the last reported sales price of the Common Stock as quoted on NASDAQ (the term "NASDAQ" shall include, without limitation, the NASDAQ National Market) or, in case no reported sales takes place, the average of the closing bid and asked prices as quoted on NASDAQ or any comparable system or, if the Common Stock is not quoted on NASDAQ or any comparable system, the closing sales price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no such prices are available, the current market price per share shall be the fair value of a share of Common Stock as determined by the Board of Directors (which shall be evidenced by an Officers' Certificate delivered to the Trustee).

          (f)In any case in which this Section 11.06 shall require that an adjustment be made following a record date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 11.06, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 11.09) issuing to the Holder of any 2020 Debenture converted after such record date or Determination Date or Expiration Date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date or Determination Date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such effective date or Determination Date or Expiration Date had not occurred.

     SECTION 11.07  NO ADJUSTMENT.

          No adjustment in the Conversion Rate shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 11.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article XI shall be made to the nearest cent or to the nearest
          1/1000th of a share, as the case may be.

          No adjustment need be made for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

          To the extent that the 2020 Debentures become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

     SECTION 11.08  ADJUSTMENT FOR TAX PURPOSES.

          The Company shall be entitled to make such adjustments in the Conversion Rate, in addition to those required by Section 11.06, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

     SECTION 11.09  NOTICE OF ADJUSTMENT.

          Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers' Certificate specifying the adjusted Conversion Rate, and briefly stating the facts requiring the adjustment and the manner of computing it.

     SECTION 11.10  NOTICE OF CERTAIN TRANSACTIONS.

          In the event that:

          (1) the Company takes any action which would require an adjustment in the Conversion Rate,

          (2)  the Company takes any action that
          requires a supplemental indenture pursuant to
          Section 11.11, or

          (3) there is a dissolution or liquidation of the Company,

      the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least fifteen days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 11.10.

     SECTION 11.11 EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE ON CONVERSION PRIVILEGE.

          If any of the following shall occur, namely:
          (a) any reclassification or change of shares of Common Stock issuable upon conversion of the 2020 Debentures (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (b) any consolidation or merger in which the Company is a party consolidating with another entity or merging with or into another entity other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change
          (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common
          Stock; or (c) any sale or conveyance of all or substantially all of the property and assets of the Company to any Person, then the Company, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each 2020 Debenture then outstanding shall have the right to convert such 2020 Debenture into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such 2020
          Debenture immediately prior to such
          reclassification, change, consolidation, merger, sale or conveyance, assuming such holder of Common Stock of the Company (i) is not a person party to such transaction and (ii) failed to exercise his rights of an election, if any, as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale or conveyance, provided, however, that if the kind or amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance is not the same for each share of Common Stock of the Company held immediately prior to such reclassification, change, consolidation, merger, sale or conveyance in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section
          11.11 the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares. Such supplemental indenture shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article XI. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a Person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other
          Person and shall contain such additional provisions to protect the interests of the Holders of the 2020 Debentures as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 11.11 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances.

          In the event the Company shall execute a supplemental indenture pursuant to this
          Section 11.11, the Company shall promptly file with the Trustee (x) an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the 2020 Debentures upon the conversion of their 2020 Debentures after any such reclassification, change, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

     SECTION 11.12  TRUSTEE'S DISCLAIMER.

          The Trustee shall have no duty to determine when an adjustment under this Article XI should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers'
          Certificate including the Officers'
          Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 11.09. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of 2020 Debentures, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this
          Article XI.

          The Trustee shall not be under any
          responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 11.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers'
          Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 11.11.

     SECTION 11.13  VOLUNTARY INCREASE.

          The Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days or such longer period as may be required by law and if the increase is irrevocable during the period.


                            ARTICLE XII

          REPURCHASE OF SECURITIES AT OPTION OF THE HOLDER

     SECTION 12.01  GENERAL.

          The Company may be required to repurchase 2020
          Debentures in accordance with their terms and in accordance with this Article.

          2020 Debentures shall be purchased by the Company under the paragraph "Repurchase by the Company at the Option of the Holder" of the 2020 Debentures on June 23, 2005, June 23,
          2010 and June 23, 2015 (each, a "Repurchase
          Date"), at the repurchase price specified therein (each, a "Repurchase Price"), at the option of the Holder thereof, upon:

          (1)  delivery to the Paying Agent by the
          Holder of a written notice of purchase (a
          "Repurchase Notice") at any time from the opening of business on the date that is 20
          Business Days prior to a Repurchase Date until the close of business on such Repurchase Date stating:

               (A)  the certificate number of the 2020
          Debenture which the Holder will deliver to be repurchased or if any of the 2020 Debentures is in the form of a Global Security, then a beneficial owner of a 2020 Debenture shall comply with the procedures of the Depositary applicable to the repurchase of a Global Security,

               (B)  the portion of the Principal Amount of
          the 2020 Debenture which the Holder will deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof,

               (C)  that such 2020 Debenture shall be
          purchased as of the Repurchase Date pursuant to the terms and conditions specified under the paragraph
          "Repurchase by the Company at the Option of the Holder" of the 2020 Debentures and in this Indenture,

               (D)  in the event that the Company elects,
          pursuant to Section 12.02 hereof, to pay the Repurchase Price to be paid as of such Repurchase Date, in whole or in part, in Common Stock but such portion of the Repurchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Repurchase Price in Common Stock is not satisfied prior to the close of business on such Repurchase Date, as set forth in Section 12.03 hereof, whether such Holder elects (i) to withdraw such Repurchase Notice as to some or all of the 2020 Debentures to which such Repurchase Notice relates (stating the Principal Amount at Maturity and certificate numbers of the 2020 Debentures as to which such withdrawal shall relate or if certificated 2020 Debentures have not been issued, a beneficial owner of a 2020 Debenture shall comply with the procedures of the Depositary applicable to the withdrawal of a Repurchase Note), or (ii) to receive cash in respect of the entire Repurchase Price for all 2020 Debentures (or portions thereof) to which such Repurchase Price relates, and

          (2)  delivery of such 2020 Debenture to the
          Paying Agent prior to, on or after the
          Repurchase Date (together with all necessary endorsements) at the offices of the Paying
          Agent, such delivery being a condition to receipt by the Holder of the Repurchase Price therefor; PROVIDED, HOWEVER, that such
          Repurchase Price shall be so paid pursuant to this Article XII only if the 2020 Debenture so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

          If a Holder, in such Holder's Repurchase
          Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 12.09 hereof, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section
          12.01(1), such Holder shall be deemed to have elected to receive cash in respect of the Repurchase Price for all 2020 Debentures subject to the Repurchase Notice in the circumstances set forth in such clause (D).

          The Company shall purchase from the Holder thereof, pursuant to this Article XII, a portion of a 2020 Debenture if the Principal
          Amount of such portion is $1,000 or an
          integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a 2020 Debenture also apply to the purchase of such portion of such 2020
          Debenture.

          Any purchase by the Company contemplated pursuant to the provisions of this Article
          XII, shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase
          Date and the time of delivery of the 2020
          Debenture.

          Notwithstanding anything herein to the
          contrary, any Holder delivering to the Paying
          Agent the Repurchase Notice contemplated by this Section 12.01 shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 12.09.

          The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase
          Notice or written notice of withdrawal
          thereof.

     SECTION 12.02 THE COMPANY'S RIGHT TO ELECT MANNER OF PAYMENT OF REPURCHASE PRICE.

          (a)  The Repurchase Price of 2020 Debentures
          in respect of which a Repurchase Notice
          pursuant to Section 12.01 has been given will be paid by the Company, at the election of the Company, with cash or Common Stock or in any combination of cash and Common Stock, subject to the conditions set forth in Section 12.02 and 12.03 hereof. The Company shall designate, in the Company Notice delivered pursuant to Section 12.05 hereof, whether the Company will purchase the 2020 Debentures for cash or Common Stock, or, if a combination thereof, the percentages of the Repurchase
          Price of 2020 Debentures in respect of which it will pay in cash and Common Stock;
          PROVIDED, HOWEVER, that the Company will pay cash for fractional interests in Common Stock.
          For purposes of determining the existence of potential fractional interests, all 2020
          Debentures subject to purchase by the Company held by a Holder shall be considered together
          (no matter how many separate certificates are to be presented). Each Holder whose 2020
          Debentures are purchased pursuant to this
          Article XII shall receive the same percentage of cash or Common Stock in payment of the Repurchase Price for such 2020 Debentures, except (i) as provided in Section 12.04 with regard to the payment of cash in lieu of fractional Common Stock and (ii) in the event that the Company is unable to purchase the 2020 Debentures of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common
          Stock under applicable state securities laws cannot be obtained, the Company may purchase the 2020 Debentures of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders except pursuant to this Section 12.02 or pursuant to Section
          12.04 in the event of a failure to satisfy, prior to the close of business on the Repurchase Date, any condition to the payment of the Repurchase Price, in whole or in part, in Common Stock.

          At least three Business Days before the
          Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

          (i)  the manner of payment selected by the Company,

          (ii) the information required by Section 12.05,

          (iii) if the Company elects to pay the
          Repurchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section
          12.04 have been or will be complied with, and

          (iv) whether the Company desires the Trustee to give the Company Notice required by Section
          12.05.

     SECTION 12.03  PURCHASE WITH CASH.

          On each Repurchase Date, at the option of the Company, the Repurchase Price of 2020
          Debentures in respect of which a Repurchase
          Notice pursuant to Section 12.01 has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Repurchase Price of such 2020
          Debentures.  If the Company elects to purchase
          2020 Debentures with cash, the Company Notice, as provided in Section 12.05, shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business
          Days prior to such Purchase Date (the "Company
          Notice Date").

     SECTION 12.04  PAYMENT BY ISSUANCE OF COMMON STOCK.

          On each Repurchase Date, at the option of the Company, the Repurchase Price of 2020
          Debentures in respect of which a Repurchase
          Notice pursuant to Section 12.01 has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Repurchase Price of such 2020
          Debentures in cash by (ii) the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

          The Company will not issue a fractional share of Common Stock in payment of the Repurchase
          Price. Instead the Company will pay cash for the current market value of the fractional share. The current market value of a fraction of a share of Common Stock shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent with one half cent being rounded upwards. It is understood that if a Holder elects to have more than one 2020
          Debenture repurchased, the number of shares of Common Stock shall be based on the aggregate amount of 2020 Debentures to be repurchased.

          If the Company elects to purchase the 2020
          Debentures by the issuance of Common Stock, the Company Notice, as provided in Section
          12.05, shall be sent to the Holders (and to beneficial owners as required by applicable law) not later than the Company Notice Date.

          The Company's right to exercise its election to purchase the 2020 Debentures pursuant to this Article XII through the issuance of Common Stock shall be conditioned upon:

          (i)  the Company's not having given its
          Company Notice of an election to pay entirely in cash and its giving of timely Company
          Notice of election to purchase all or a
          specified percentage of the 2020 Debentures with Common Stock as provided herein;

          (ii) the registration of the Common Stock to be issued in respect of the payment of the Repurchase Price under the Securities Act or the Exchange Act, in each case, if required for the initial issuance thereof;

          (iii) any necessary qualification or
          registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

          (iv) the receipt by the Trustee of an
          Officers' Certificate and an Opinion of
          Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the Repurchase Price in respect of 2020 Debentures have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Repurchase Price in respect of the 2020
          Debentures, will be validly issued, fully paid and nonassessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officer's
          Certificate, stating that conditions (i), (ii) and (iii) above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (ii) and
          (iii) above have been satisfied.

          Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount of 2020 Debentures and the Sale Price of a share of Common Stock on each trading day during the period commencing on the first trading day of the period during which the Market Price is calculated and ending three Business Days prior to the applicable Repurchase Date. The
          Company may pay the Repurchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market
          Price is published in THE WALL STREET JOURNAL or another daily newspaper of national circulation. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Repurchase Date and the Company has elected to repurchase the 2020 Debentures pursuant to this Article XII through the issuance of Common Stock, the Company shall pay, without further notice, the entire Repurchase Price of the 2020 Debentures of such Holder or Holders in cash.

          The "Market Price" means the average of the Sale Prices of the Common Stock for the five trading day period ending on (if the third
          Business Day prior to the applicable
          Repurchase Date is a trading day, or if not, then on the last trading day prior to), the third Business Day prior to the applicable
          Repurchase Date appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such five trading day period and ending on such Repurchase Date, of any event described in Section 11.06; subject, however, to the conditions set forth in Sections
          11.06(f) and 11.07.

          The "Sale Price" of the Common Stock on any date means the closing per share sale price
          (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the National
          Association of Securities Dealers Automated
          Quotation System or its successors.

     SECTION 12.05  NOTICE OF ELECTION.

          The Company's notice of election to repurchase with cash or Common Stock or any combination thereof shall be sent to the Holders in the manner provided in Section 10.02 of the Indenture at the time specified in Section
          12.03 or 12.04, as applicable (the "Company
          Notice"). Such Company Notice shall state the manner of payment elected and shall contain the following information:

          In the event the Company has elected to pay the Repurchase Price (or a specified percentage thereof) with Common Stock, the Company Notice shall:

          (1)  state that each Holder will receive
          Common Stock with a Market Price equal to such specified percentage of the Repurchase Price of the 2020 Debentures held by such Holder
          (except any cash amount to be paid in lieu of fractional shares);

          (2)  set forth the method of calculating the
          Market Price of the Common Stock; and

          (3)  state that because the Market Price of
          Common Stock will be determined prior to the Repurchase Date, Holders will bear the market risk with respect to the value of the Common
          Stock to be received from the date such Market
          Price is determined to the Repurchase Date.

          In any case, each Company Notice shall include a form of Repurchase Notice to be completed by a Holder and shall state:

          (A)  the Repurchase Price and the Conversion Rate;

          (B) the name and address of the Paying Agent and the Conversion Agent;

          (C)  that 2020 Debentures as to which a
          Repurchase Notice has been given may be
          converted pursuant to Article XI hereof only if the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

          (D) that 2020 Debentures must be surrendered to the Paying Agent to collect payment;

          (E)  that the Repurchase Price for any 2020
          Debenture as to which a Repurchase Notice has been given and not withdrawn will be paid promptly following the later of the Repurchase
          Date and the time of surrender of such 2020
          Debenture as described in (D);

          (F) the procedures the Holder must follow to exercise repurchase rights under this Article
          XII and a brief description of those rights;

          (G)  briefly, the conversion rights of the
          2020 Debentures; and

          (H)  the procedures for withdrawing a
          Repurchase Notice (including, without
          limitation, for a conditional withdrawal pursuant to the terms of Section 12.01 or 12.09).

          At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; PROVIDED, HOWEVER, that, in all cases, the text of such Company Notice shall be prepared by the Company.

          Upon determination of the actual number of shares of Common Stock to be issued for each $1,000 Principal Amount of 2020 Debentures, the Company will publish such determination at the Company's Web site on the World Wide Web or through such other public medium as the Company may use at that time.

     SECTION 12.06  COVENANTS OF THE COMPANY.

          All Common Stock delivered upon purchase of the 2020 Debentures shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim. The Company shall use its reasonable efforts to list or cause to have quoted any Common Stock to be issued to purchase 2020 Debentures on the principal national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

SECTION 12.07  PROCEDURE UPON REPURCHASE.

          The Company shall deposit cash (in respect of a cash purchase under Section 12.03 or for fractional shares of Common Stock, as applicable) or Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in Section 12.10, sufficient to pay the aggregate Repurchase
          Price of all 2020 Debentures to be purchased on the applicable Repurchase Date pursuant to this Article XII.

          As soon as practicable after the Repurchase
          Date, the Company shall deliver to each Holder entitled to receive Common Stock through the Paying Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Repurchase Price and cash in lieu of any fractional shares of Common Stock.
          The Person in whose name the certificate for Common Stock is registered shall be treated as a holder of record of Common Stock on the Business Day following the Repurchase Date.
          Subject to Section 12.04, no payment or
          adjustment will be made for dividends on the Common Stock the record date for which occurred on or prior to the Repurchase Date.

     SECTION 12.08  TAXES.

          If a Holder of a 2020 Debenture is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common
          Stock. However, the Holder shall pay any such tax which is due because the Holder requests the Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name.

     SECTION 12.09  EFFECT OF REPURCHASE NOTICE.

          Upon receipt by the Paying Agent of the
          Repurchase Notice, the Holder of the 2020
          Debenture in respect of which such Repurchase
          Notice was given shall (unless such Repurchase
          Notice is withdrawn as specified in the
          following two paragraphs) thereafter be
          entitled to receive solely the Repurchase
          Price with respect to such 2020 Debenture.
          Such Repurchase Price shall be paid to such Holder, subject to receipt of funds and/or
          Common Stock by the Paying Agent, promptly following the later of (x) the Repurchase Date with respect to such 2020 Debenture (provided the conditions in Section 12.01 have been satisfied) and (y) the time of delivery of such 2020 Debenture to the Paying Agent by the Holder thereof in the manner required by
          Section 12.01.  2020 Debentures in respect of
          which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article XI hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn as specified in the following two paragraphs.

          A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time prior to the close of business on the applicable
          Repurchase Date specifying:

          (1)  the certificate number of the 2020
          Debenture in respect of which such notice of withdrawal is being submitted or if any of the 2020 Debentures is in the form of a Global
          Security, then a beneficial owner of a 2020
          Debenture shall comply with the procedures of the Depositary applicable to the withdrawal of a Repurchase Notice;

          (2)  the Principal Amount of the 2020
          Debenture with respect to which such notice of withdrawal is being submitted; and

          (3)  the Principal Amount, if any, of such
          2020 Debenture which remains subject to the original Repurchase Notice and which has been or will be delivered for purchase by the Company.

          A written notice of withdrawal of a Repurchase
          Notice may be in the form set forth in the preceding paragraph or may be in the form of
          (i) a conditional withdrawal contained in a Repurchase Notice pursuant to the terms of
          Section 12.01(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 12.01(1)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

          There shall be no purchase of any 2020
          Debentures pursuant to this Article XII (other than through the issuance of Common Stock in payment of the Repurchase Price, including cash in lieu of fractional shares) if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such 2020 Debentures, of the required
          Repurchase Notice) and is continuing an Event of Default (other than a default in the payment of the Repurchase Price with respect to such 2020 Debentures). The Paying Agent will promptly return to the respective Holders thereof any 2020 Debentures (x) with respect to which a Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price with respect to such 2020 Debentures) in which case, upon such return, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

     SECTION 12.10  DEPOSIT OF REPURCHASE PRICE.

          Prior to 11:00 a.m. (New York City time) on the Business Day following the Repurchase
          Date, the Company shall deposit with the Trustee or with the Paying Agent an amount of money (in immediately available funds if deposited on such Business Day) and/or Common
          Stock, if permitted hereunder, sufficient to pay the aggregate Repurchase Price of all of the 2020 Debentures or portions thereof which are to be purchased as of the Repurchase Date.

     SECTION 12.11  SECURITIES REPURCHASED IN PART.

          Any 2020 Debenture which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company or the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such 2020 Debenture, without service charge, a new 2020 Debenture or 2020 Debentures, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal
          Amount of the 2020 Debenture so surrendered which is not purchased.

SECTION 12.12  COMPLY WITH SECURITIES LAWS UPON PURCHASE OF
               SECURITIES.

          In connection with any offer to purchase or purchase of 2020 Debentures under this Article
          XII (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 under the Exchange Act,
          (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under this
          Article XII to be exercised in the time and in the manner specified in this Article XII.

     SECTION 12.13  REPAYMENT TO THE COMPANY.

          The Trustee and the Paying Agent shall return to the Company any cash or Common Stock that remain unclaimed for two years, subject to applicable unclaimed property law, together with interest or dividends, if any, thereon held by them for the payment of the Repurchase
          Price; PROVIDED, HOWEVER, that to the extent that the aggregate amount of cash or Common
          Stock deposited by the Company pursuant to
          Section 12.10 exceeds the aggregate Repurchase
          Price of the 2020 Debentures or portions thereof which the Company is obligated to purchase as of the Repurchase Date, then promptly after the Business Day following the Repurchase Date the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon. After that, Holders entitled to money must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.

     SECTION 12.14  CONVERSION ARRANGEMENT ON REPURCHASE.

          Any Securities required to be repurchased under this Article XII, unless surrendered for conversion before the close of business on the Repurchase Date, may be deemed to be purchased from the Holders of such Securities for an amount in cash not less than the Repurchase
          Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Common Stock of the Company and to make payment for such Securities to the Trustee in trust for such Holders.

                           ARTICLE XIII

               PURCHASE OF SECURITIES AT OPTION OF
                THE HOLDER UPON CHANGE IN CONTROL


               SECTION 13.01  RIGHT TO REQUIRE REPURCHASE.

          (a)  If at any time that 2020 Debentures
          remain outstanding there shall occur a Change in Control, 2020 Debentures shall be purchased by the Company at the option of the Holders thereof as of the date that is 35 Business
          Days after the occurrence of the Change in Control (the "Change in Control Purchase
          Date") at a purchase price equal to the Issue
          Price plus accrued Original Issue Discount through the Change in Control Purchase Date
          (or, if the option under Section 14.01 has been exercised, the Restated Principal Amount plus accrued and unpaid interest from the Option Exercise Date to the Change in Control
          Purchase Date) (the "Change in Control
          Purchase Price"), subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this Section
          13.01.

     A "Change in Control" shall be deemed to have occurred at such time as (a) any Person, or any Persons acting together in a manner which would constitute a "group" (a "Group") for purposes of
Section 13(d) of the Exchange Act, or any successor provision thereto, together with any Affiliates thereof become the Beneficial Owners, directly or indirectly, of capital stock of the Company, entitling such Person or Persons and its or their Affiliates to exercise more than 50% of the total voting power of all classes of the Company's capital stock entitled to vote generally in the election of the Company's directors or (b) the Company shall consolidate with or merge into any other Person (other than a Subsidiary) , or any other Person (other than a Subsidiary) shall consolidate with or merge into the Company, or the Company shall sell, convey, transfer or lease its properties and assets substantially as an entirety to any Person other than a Subsidiary, and, in the case of any such transaction the outstanding Common Stock is reclassified into, exchanged for or converted into the right to receive any other property or security, unless the stockholders of the Company immediately before such transaction beneficially own, directly or indirectly, immediately following such transaction, at least a majority of the combined voting power of the outstanding voting securities of the Person resulting from such transaction or the Person acquiring such properties and assets, entitled to vote generally on the election of such resulting or acquiring Person's directors, in substantially the same proportion as their ownership of the Common Stock immediately before such transaction, PROVIDED, HOWEVER, that, with respect to both clause (a) and (b), a Change in Control shall not be deemed to have occurred if at least 50% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change in Control consists of shares of voting common stock of such Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States.

The term "Beneficial Owner" shall be determined in accordance with Rules 13d-3 and 13d-5 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor provision thereto, except that a Person shall be deemed to have "beneficial ownership" of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

          (b)  Within 15 Business Days after the
          occurrence of a Change in Control, the Company shall mail a written notice of the Change in Control to the Trustee and to each Holder. The notice shall include the form of a Change in Control Purchase Notice to be completed by the Holder and shall state:

               (1)  the date of such Change in Control
          and, briefly, the events causing such Change in Control;

               (2)  the date by which the Change in
          Control Purchase Notice pursuant to this
          Section 13.01 must be given;

               (3)  the Change in Control Purchase Date;

               (4)  the Change in Control Purchase
          Price;

               (5)  briefly, the conversion rights of
          the 2020 Debentures;

               (6)  the name and address of each Paying
          Agent and Conversion Agent;

               (7)  the Conversion Rate and any
          adjustments thereto;

               (8)  that 2020 Debentures as to which a
          Change in Control Purchase Notice has been given may be converted into Common Stock pursuant to Article XI only to the extent that the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

               (9)  the procedures that the Holder must
          follow to exercise rights under this Section
          13.01;

               (10) the procedures for withdrawing a
          Change in Control Purchase Notice, including a form of notice of withdrawal; and

               (11) that the Holder must satisfy the
          requirements set forth in the 2020 Debentures in order to convert the Securities.

          If any of the 2020 Debentures is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global
          Securities.

          (c)  A Holder may exercise its rights
          specified in subsection (a) of this Section
          13.01 upon delivery of a written notice (which shall be in substantially the form included as an attachment to the 2020 Debentures and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "Change in Control Purchase Notice") to any Paying Agent at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date.

          The delivery of such 2020 Debenture to any Paying Agent (together with all necessary endorsements) at the office of such Paying
          Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase
          Price therefor.

          The Company shall purchase from the Holder thereof, pursuant to this Section 13.01, a portion of a 2020 Debenture if the Principal
          Amount of such portion is $1,000 or an
          integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a 2020 Debenture pursuant to Sections
          13.01 through 13.06 also apply to the purchase of such portion of such 2020 Debenture.

          Notwithstanding anything herein to the
          contrary, any Holder delivering to a Paying
          Agent the Change in Control Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Change in Control
          Purchase Notice in whole or as to a portion thereof that is a Principal Amount of $1,000 or an integral multiple thereof at any time prior to the close of business on the Business
          Day next preceding the Change in Control
          Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 13.02.

          A Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

          Anything herein to the contrary
          notwithstanding, in the case of Global
          Securities, any Change in Control Purchase
          Notice may be delivered or withdrawn and such 2020 Debentures may be surrendered or delivered for purchase in accordance with the applicable procedures of the Depositary as in effect from time to time.

     SECTION 13.02  EFFECT OF CHANGE IN CONTROL PURCHASE NOTICE.

          Upon receipt by any Paying Agent of the Change in Control Purchase Notice specified in
          Section 13.01(c), the Holder of the 2020
          Debenture in respect of which such Change in Control Purchase Notice was given shall (unless such Change in Control Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Change in Control
          Purchase Price with respect to such 2020
          Debenture. Such Change in Control Purchase
          Price shall be paid to such Holder promptly following the later of (a) the Change in Control Purchase Date with respect to such 2020 Debenture (provided the conditions in Section 13.01(c) have been satisfied) and (b) the time of delivery of such 2020 Debenture to a Paying Agent by the Holder thereof in the manner required by Section 13.01(c). 2020
          Debentures in respect of which a Change in Control Purchase Notice has been given by the Holder thereof may not be converted into Common Stock on or after the date of the delivery of such Change in Control Purchase
          Notice unless such Change in Control Purchase
          Notice has first been validly withdrawn.

          A Change in Control Purchase Notice may be withdrawn by means of a written notice (which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of withdrawal delivered by the Holder to a Paying
          Agent at any time prior to the close of
          business on the Business Day immediately preceding the Change in Control Purchase Date, specifying the Principal Amount of the Security or portion thereof (which must be a Principal Amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted.

     SECTION 13.03  DEPOSIT OF CHANGE IN CONTROL PURCHASE PRICE.

          On or before 11:00 a.m. New York City time on the Change in Control Purchase Date, the
          Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money
          (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Change in Control Purchase Price of all the 2020 Debentures or portions thereof that are to be purchased as of such Change in Control Purchase Date. The manner in which the deposit required by this Section 13.03 is made by the Company shall be at the option of the Company, PROVIDED, HOWEVER, that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Change in Control Purchase Date.

          If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Change in Control Purchase Price of any 2020
          Debenture for which a Change in Control
          Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Change in Control Purchase Date, such 2020 Debenture will cease to be outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Change in Control
          Purchase Price as aforesaid). The Company shall publicly announce the Principal Amount of 2020 Debentures purchased as a result of such Change in Control on or as soon as practicable after the Change in Control
          Purchase Date.

     SECTION 13.04  SECURITIES PURCHASED IN PART.

          Any 2020 Debenture that is to be purchased only in part shall be surrendered at the office of a Paying Agent and promptly after the Change in Control Purchase Date the
          Company shall execute and the Trustee shall authenticate and deliver to the Holder of such 2020 Debenture, without service charge, a new
          2020 Debenture or 2020 Debentures, of such authorized denomination or denominations as may be requested by such Holder, in aggregate
          Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the 2020 Debenture so surrendered that is not purchased.

     SECTION 13.05  COMPLIANCE WITH SECURITIES LAWS UPON PURCHASE OF
                    SECURITIES.

          In connection with any offer to purchase or purchase of 2020 Debentures under Section
          13.01, the Company shall (a) comply with Rule
          13e-4 (or any successor to either such Rule), if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer, all so as to permit the rights of the Holders and obligations of the Company under Sections
          13.01 through 13.06 to be exercised in the time and in the manner specified therein.

     SECTION 13.06  REPAYMENT TO THE COMPANY.

          To the extent that the aggregate amount of cash deposited by the Company pursuant to
          Section 13.03 exceeds the aggregate Change in Control Purchase Price together with interest, if any, thereon of the 2020 Debentures or portions thereof that the Company is obligated to purchase, then promptly after the Change in Control Purchase Date the Trustee or a Paying
          Agent, as the case may be, shall return any such excess to the Company.


                           ARTICLE XIV

             SPECIAL TAX EVENT CONVERSION

     SECTION 14.01 OPTIONAL CONVERSION TO INTEREST-BEARING SECURITIES UPON TAX EVENT.

          From and after the date (the "Option Exercise
          Date") that is the later of (i) the date (the
          "Tax Event Date") of the occurrence of a Tax
          Event and (ii) the date the Company exercises such option, at the option of the Company with respect to its 2020 Debentures only, interest in lieu of Original Issue Discount to accrue from and after the Option Exercise Date shall accrue at the rate of 3.5% per annum on a restated principal amount per $1,000 original
          Principal Amount (the "Restated Principal
          Amount") equal to the Issue Price plus
          Original Issue Discount accrued to the Option
          Exercise Date and shall be payable
          semiannually on each Interest Payment Date to holders of record at the close of business on each Regular Record Date immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30- day months and will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Option Exercise Date.
          Within 15 days of the occurrence of a Tax
          Event, the Company shall mail a written notice of such Tax Event by first-class mail to the Trustee and within 15 days of its exercise of such option the Company shall mail a written notice of the Option Exercise Date by first-class mail to the Trustee and Holders of the 2020 Debentures. From and after the Option
          Exercise Date, (i) the Company shall be
          obligated to pay at Stated Maturity, in lieu of the Principal Amount of a Security, the Restated Principal Amount thereof and (ii)
          "Issue Price and accrued Original Issue
          Discount," "Issue Price plus Original Issue
          Discount" or similar words, as used herein, shall mean Restated Principal Amount plus accrued and unpaid interest with respect to any 2020 Debenture. 2020 Debentures authenticated and delivered after the Option
          Exercise Date may, and shall if required by the Trustee, bear a notation in a form approved by the Trustee as to the conversion of the 2020 Debentures to interest-bearing
          2020 Debentures.


                       ARTICLE THREE

                  MISCELLANEOUS PROVISIONS


SECTION 301 INTEGRAL PART.

     This First Supplemental Indenture constitutes an integral part of the Indenture with respect to the 2020 Debentures only.

SECTION 302 GENERAL DEFINITIONS.

     For all purposes of this First Supplemental Indenture:

          (a) capitalized terms used herein without definition shall have the meanings specified in the Indenture; and

          (b) the terms "herein", "hereof", "hereunder" and other words of similar import refer to this First Supplemental Indenture.

SECTION 302  ADOPTION, RATIFICATION AND CONFIRMATION.

     The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this First Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

SECTION 304  TRUST INDENTURE ACT CONTROLS.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of TIA Section 318(c), the imposed duties shall control.

SECTION 305  GOVERNING LAW.

     THIS FIRST SUPPLEMENTAL INDENTURE AND THE 2020 DEBENTURES
SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF
THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE
PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THE LAWS OF ANOTHER
JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 306  SEVERABILITY.

     In case any provision in this First Supplemental Indenture or in the 2020 Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall, to the fullest extent permitted by applicable law, not in any way be affected or impaired thereby.

SECTION 307  COUNTERPART ORIGINALS.

     The parties may sign any number of copies of this First
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 308  SUCCESSORS.

     All agreements of the Company in this First Supplemental
Indenture and the 2020 Debentures shall bind its successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

SECTION 309  TABLE OF CONTENTS, HEADINGS, ETC.

     The table of contents, cross-reference table and headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 310  BENEFIT OF FIRST SUPPLEMENTAL INDENTURE.

     Nothing in this First Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent and their successors hereunder, and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

SECTION 311  ACCEPTANCE BY TRUSTEE.

     The Trustee accepts the amendments to the Indenture effected by this First Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in this First Supplemental Indenture and the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and except as provided in the Indenture the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this First Supplemental Indenture and the Trustee makes no representation with respect thereto.

   IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto fixed and attested as of the day and year first written above.
                                     GLOBAL MARINE INC.


                                     By:  /s/W. Matt Ralls
                                     Name: W. Matt Ralls
                                     Title: Senior Vice President,
                                            Chief Financial Officer and
                                            Treasurer


                                     WILMINGTON TRUST COMPANY


                                     By:  /s/David A. Vanaskey, Jr.
                                     Name:  David A. Vanaskey, Jr.
                                     Title: Vice President




                                                       ANNEX A

                        [GLOBAL SECURITY]1

                    [FORM OF FACE OF SECURITY]

     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]1

     [THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF
THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.


------------------
   1. These paragraphs should be included only if the Security is a Global Security.


     THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES
(I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.]2


-----------------------
   2. [These paragraphs to be included only if the Security is a Transfer Restricted Security.]



                    [FORM OF FACE OF SECURITY]

                        GLOBAL MARINE INC.

       ZERO COUPON CONVERTIBLE DEBENTURES DUE JUNE 23, 2020


Issue Date: June 23, 2000                 Maturity: June 23, 2020

Principal Amount at Maturity: $_________       CUSIP: 379352 AM 9

Original Issue Discount: $500.40             Issue Price: $499.60
(per $1,000 Principal Amount)       (per $1,000 Principal Amount)

Registered: No. R-

     Global Marine Inc., a Delaware corporation (the "Company", which term includes any successor Person under the indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of __________________ DOLLARS ($_________) [(or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities on the other side of this Security)]3 on June 23, 2020. The principal of this Security shall not bear interest, except in the case of default in payment of principal upon acceleration, redemption or maturity or as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

     Payment of the principal of and interest, if any, on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company, payment of interest, if any, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. [Payments in respect of this Security shall be made by transfer of immediately available funds to the account specified by the Holder.]4

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

----------------------
 3 [This parenthetical to be included only if the Security is a
   Transfer Restricted Security.]
 4 [This sentence should be included only if the Security is a Global Security.]


     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its authorized officers and its corporate seal or a facsimile thereof to be affixed or imprinted hereon.

Dated:
                                     GLOBAL MARINE INC.

[SEAL]                               By:
                                     Name:
                                     Title:



                                     By:
                                     Name:
                                     Title:




             TRUSTEE'S CERTIFICATE OF AUTHENTICATION

   This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                     WILMINGTON TRUST COMPANY, as
                                     Trustee



                                     Authorized Signature



Date of Authentication: __________________





                [FORM OF REVERSE SIDE OF SECURITY]

                        GLOBAL MARINE INC.

       ZERO COUPON CONVERTIBLE DEBENTURE DUE JUNE 23, 2020

     This Security is one of a duly authorized issue of senior securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of September 1, 1997, as amended by the First Supplemental Indenture thereto, dated as of June 23, 2000 (as so amended, herein called the "Indenture"), between the Company and Wilmington Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount at maturity to $600,000,000; PROVIDED, HOWEVER, that in the event the Company sells any Securities pursuant to the Option granted to the Initial Purchaser pursuant to Section 3 of the Purchase Agreement, the Securities shall be limited in aggregate principal amount at maturity to up to $660,000,000.

INTEREST

     This Security shall not bear interest, except as specified in this paragraph or as described under "Tax Event". If the Principal Amount hereof or any portion of such Principal Amount is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price as described under "Optional Redemption", upon the date set for payment of the Change in Control Purchase Price pursuant to "Purchase of Securities at Option of Holder Upon a Change in Control", upon the date set for payment of the Repurchase Price under "Repurchase by the Company at the Option of the Holder" or upon the Stated Maturity of this Security) or if interest due hereon, if any (or any portion of such interest), is not paid when due, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 3.5% per annum, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable as set forth in the Indenture. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount. Original Issue Discount (the difference between the Issue Price and the Principal Amount of the Security), in the period during which a Security remains outstanding, shall accrue at 3.5% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, from the Issue Date of this Security.

OPTIONAL REDEMPTION

     No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company at the Redemption Price set forth below, on or after June 23, 2005.

     The table below shows Redemption Prices of a Security per $1,000 Principal Amount on the dates shown below and at Stated Maturity, which prices reflect accrued Original Issue Discount calculated through each such date. The Redemption Price of a Security redeemed between such dates shall include an additional amount reflecting the additional Original Issue Discount accrued since the immediately preceding date in the table.

                              (1)               (2)               (3)
                        Debenture Issue   Accrued Original  Redemption Price
Redemption Date              Price         Issue Discount       (1)+(2)
June 23, 2005               $499.60            $94.65           $594.25
June 23, 2006                499.60            115.63            615.23
June 23, 2007                499.60             37.35            636.95
June 23, 2008                499.60            159.84            659.44
June 23, 2009                499.60            183.12            682.72
June 23, 2010                499.60            207.22            706.82
June 23, 2011                499.60            232.18            731.78
June 23, 2012                499.60            258.02            757.62
June 23, 2013                499.60            284.76            784.36
June 23, 2014                499.60            312.46            812.06
June 23, 2015                499.60            341.13            840.73
June 23, 2016                499.60            370.81            870.41
June 23, 2017                499.60            401.54            901.14
June 23, 2018                499.60            433.36            932.96
June 23, 2019                499.60            466.30            965.90
At stated maturity           499.60            500.40          1,000.00

     If converted to an interest-bearing debenture following the occurrence of a Tax Event, this Security will be redeemable at the Restated Principal Amount plus accrued and unpaid interest from the date of such conversion to the Redemption Date; but in no event will this Security be redeemable before June 23, 2005.

     If the Company redeems less than all of the outstanding Securities, the Trustee will select the Securities to be redeemed
(i) by lot; (ii) pro rata; or (iii) by another method the Trustee considers fair and appropriate. If the Trustee selects a portion of a Holder's Securities for partial redemption and the Holder converts a portion of the same Securities, the converted portion will be deemed to be from the portion selected for redemption.

NOTICE OF REDEMPTION.

     Notice of redemption will be mailed by first-class mail at least 15 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 Principal Amount may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price, Original Issue Discount (or interest, if the Security is converted to an interest-bearing debenture) ceases to accrue on Securities or portions thereof called for redemption.

PURCHASE OF SECURITIES AT OPTION OF HOLDER UPON A CHANGE IN
CONTROL.

     At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the Principal Amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities held by such Holder on the date that is 35 Business Days after the occurrence of a Change in Control, at a Change in Control Purchase Price equal to the Issue Price plus accrued Original Issue Discount through the Change in Control Purchase Date. The Holder shall have the right to withdraw any Change in Control Purchase Notice (in whole or in a portion thereof that is $1,000 Principal Amount or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day prior to the Change in Control Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

     If prior to a Change in Control Purchase Date this Security has been converted to an interest-bearing debenture following the occurrence of a Tax Event, the Change in Control Purchase Price shall be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Change in Control Purchase Date.

CONVERSION.

     A Holder of a Security may convert the Security into shares of Common Stock at any time until the close of business on the Business Day prior to the Stated Maturity; provided, however, that if the Security is called for redemption, the conversion right will terminate at the close of business on the Business Day immediately preceding the Redemption Date for such Security or such earlier date as the Holder presents such Security for redemption (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed). A Security in respect of which a Holder has delivered a Repurchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture. The initial Conversion Rate is 12.2182 shares of Common Stock per $1,000 Principal Amount, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock.

     In the event the Company exercises its option pursuant to
Section 14.01 of the Indenture to have interest in lieu of Original Issue Discount accrue on the Security following a Tax Event, the Holder will be entitled on conversion to receive the same number of shares of Common Stock such Holder would have received if the Company had not exercised such option. If the Company exercises such option, Securities surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business of such Interest Payment Date (except Securities or portions of Securities to be redeemed on a Redemption Date occurring during the period from the close of business on a Regular Record Date and ending on the opening of business on the first Business Day after the next Interest Payment Date, or if this Interest Payment Date is not a Business Day, the second Business Day after the Interest Payment Date) must be accompanied by payment from the Holder of an amount equal to the interest thereon that the registered Holder is to receive from the Company on such Interest Payment Date. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest on converted Securities will be payable by the Company on any Interest Payment Date subsequent to the date of conversion.

     A Holder may convert a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Security, that portion of accrued Original Issue Discount (and interest if the Security is converted to an interest-bearing debenture) attributable to the period from the Issue Date (or, in the case of interest, if the Company has exercised the option referred to in "Tax Event", the later of (x) the date of such exercise and (y) the date on which interest was last paid) through the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the terms hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount (and interest, if the Company has exercised its option provided for in "Tax Event") accrued through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.

     No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the closing price of the Common Stock on the Trading Day immediately prior to the Conversion Date.

     To convert a Security, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent, (b) surrender the Security to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents (including any certification that may be required under applicable law) if required by the Conversion Agent, and (d) pay any transfer or similar tax, if required.

REPURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER.

     Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on the following Repurchase Dates and at the following Repurchase Prices per $1,000 Principal Amount, upon delivery of a Repurchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Repurchase Date until the close of business on such Repurchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

                 Repurchase Date        Repurchase Price
                 ---------------        ----------------
                  June 23, 2005              $594.25
                  June 23, 2010              $706.82
                  June 23, 2015              $840.73

     The Repurchase Price (equal to the Issue Price plus accrued
Original Issue Discount through the Repurchase Date) may be paid, at the option of the Company, in cash or by the issuance of Common Stock (as provided in the Indenture), or in any combination thereof.

     If prior to a Repurchase Date this Security has been converted to an interest-bearing debenture following the occurrence of a Tax Event, the Repurchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Repurchase Date.

     Holders have the right to withdraw any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal prior to the close of business on the Repurchase Date in accordance with the provisions of the Indenture.

     If cash (and/or securities if permitted under the Indenture) sufficient to pay the Repurchase Price of all Securities or portions thereof to be purchased as of the Repurchase Date, is deposited with the Paying Agent on the Business Day following the Repurchase Date, such Securities shall cease to be outstanding, Original Issue Discount (or interest, if this Security has been converted to an interest-bearing debenture following the occurrence of a Tax Event) ceases to accrue on such Securities (or portions thereof) immediately after such Repurchase Date, and the Holder thereof shall have no other rights as such (other than the right to receive the Repurchase Price upon surrender of such Security).

TAX EVENT.

     From and after the date (the "Option Exercise Date") that is the later of (i) the date (the "Tax Event Date") of the occurrence of a Tax Event and (ii) the date the Company exercises such option, at the option of the Company, interest in lieu of future Original Issue Discount shall accrue at the rate of 3.5% per annum on a Principal Amount per Security (the "Restated Principal Amount") equal to the Issue Price plus Original Issue Discount accrued through the Option Exercise Date and shall be payable semiannually on June 23 and December 23 of each year (each an "Interest Payment Date") to holders of record at the close of business on June 8 or December 8 (each a "Regular Record Date") immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Option Exercise Date.

     Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date.

     Except as otherwise specified with respect to the Securities, any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in
Section 2.14 of the Indenture.

CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION.

     Any Securities called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Common Stock of the Company and to make payment for such Securities to the Paying Agent in trust for such Holders.

TRANSFER.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration or transfer at the office or agency in a Place of Payment for Securities of this series, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of any authorized denominations and for the same aggregate principal amount, executed by the Company and authenticated and delivered by the Trustee, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations set forth therein and on the face of this Security, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee or any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

AMENDMENT, SUPPLEMENT AND WAIVER

     Subject to certain exceptions and limitations, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities of all series of Securities affected by such amendment or supplement (acting as one class), and any existing or past Default or Event of Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default or Event of Default in the payment of the principal of or interest on the Securities) by the Holders of at least a majority in principal amount of the then outstanding Securities of any series or of all series (acting as one class) in accordance with the terms of the Indenture. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities or waive any provision of either, to cure any ambiguity, omission, defect or inconsistency; to comply with the provisions of the Indenture relating to merger, consolidation and certain other transactions; to provide for uncertificated Securities in addition to or in place of certificated Securities; to provide any security for the Securities or to add guarantees of the Securities; to comply with any requirement in order to effect or maintain the qualification of the Indenture under the TIA; to add to the covenants of the Company for the benefit of the Holders of the Securities, or to surrender any right or power conferred by the Indenture upon the Company; to add any additional Events of Default with respect to all or any series of the Debt Securities; to change or eliminate any of the provisions of the Indenture, PROVIDED that no Security is adversely affected in any material respect; to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Securities pursuant to the Indenture; to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of the Indenture; or to make provision with respect to the conversion rights of this Security pursuant to the requirements of Article XI of the Indenture.

     The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date fixed in accordance with the terms of the Indenture.
Without the consent of each Holder affected, the Company may not (i) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the rate of or change the time for payment of interest, including default interest, on any Security, (iii) reduce the principal of or premium on, or change the Stated Maturity of, any Security, (iv) reduce the premium, if any, payable upon the redemption of any Security or change the time at which any Security may or shall be redeemed,
(v) change the coin or currency in which any Security or any premium or interest with respect thereto are payable, (vi) impair the right to institute suit for the enforcement of any payment of principal of or premium (if any) or interest on any Security, (vii) make any change in the percentage of principal amount of Securities necessary to waive compliance with certain provisions of the Indenture, (viii) waive a continuing Default or Event of Default in the payment of principal of or premium (if any) or interest on the Securities, or (ix) adversely affect the right to convert this Security as provided in Article XI of the Indenture, or adversely affect the right to require the Company to repurchase this Security as provided in Article XII of the Indenture.

     A supplemental indenture that changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Securities under the Indenture, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Securities of any other series.

SUCCESSOR PERSON

     When a successor person assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor person will (except in certain circumstances specified in the Indenture) be released from those obligations.

DEFAULTS AND REMEDIES

     Events of Default are defined in the Indenture and generally include: (i) default by the Company for 30 days in payment of any interest on the Securities of this series; (ii) default in payment of the Principal Amount (or, if the Securities of this series have been converted to semiannual coupon debentures following a Tax Event, the Restated Principal Amount), the Issue Price plus accrued Original Issue Discount, the Redemption Price, Repurchase Price or Change in Control Purchase Price, as the case may be, in respect of the Securities when the same becomes due and payable; (iii) default by the Company in compliance with any of its other covenants or agreements in, or provisions of, the Securities or in the Indenture which shall not have been remedied within 90 days after written notice by the Trustee or by the holders of at least 25% in principal amount of the Securities of the relevant series then outstanding (or, in the event that other Securities issued under the Indenture are also affected by the default, then 25% in principal amount of all outstanding Securities so affected); or
(iv) certain events involving bankruptcy, insolvency or reorganization of the Company. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities of the series affected by such default (or, in the case of an Event of Default described in clause (iii) above, if outstanding Securities of other series are affected by such Default, then at least 25% in principal amount of the then outstanding Securities so affected), may declare the principal of and interest on all the Securities to be immediately due and payable, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company, all outstanding Securities become due and payable immediately without further action or notice. The portion of the Principal Amount of each Security of this series that shall become due upon the acceleration or upon such events of bankruptcy, insolvency or reorganization of the Company is equal to the Issue Price plus accrued Original Issue Discount on such Security or, if such Security has been converted to an interest bearing debenture, the Restated Principal Amount plus accrued and unpaid interest from the date of conversion. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities of this series (or all affected Securities) may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

DISCHARGE PRIOR TO MATURITY

     The Indenture with respect to the Securities shall be discharged and canceled upon the payment of all of the Securities and shall be discharged except for certain obligations upon the irrevocable deposit with the Trustee of funds or U.S. Government
Obligations sufficient for such payment.

NO RECOURSE AGAINST OTHERS

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

AUTHENTICATION

     This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

INDENTURE TO CONTROL; GOVERNING LAW

     In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control.

     THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.


ABBREVIATIONS AND DEFINITIONS

     Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common),

CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

     All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.



                        CONVERSION NOTICE

     To convert this Security into Common Stock of the Company, check the box: [ ]

     To convert only part of this Security, state the Principal
Amount to be converted (must be $1,000 or a multiple of $1,000):
$______________.

     If you want the stock certificate made out in another person's name, fill in the form below:

____________________________________________________________________
        (Insert other person's soc. sec. or tax I.D. no.)

____________________________________________________________________
    (Print or type other person's name, address and zip code)


Your Signature:____________________   Date: _________________________
(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by: ____________________________________________


By:  ___________________________




----------------------
* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallian Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.



     OPTION OF HOLDER TO ELECT PURCHASE ON CHANGE IN CONTROL

     If you want to elect to have this Security purchased, in whole or in part, by the Company pursuant to Section 13.01 of the Indenture, check the following box: [ ]

     If you want to have only part of this Security purchased by the Company pursuant to Section 13.01 of the Indenture, state the Principal Amount you want to be purchased (must be $1,000 or a multiple of $1,000): $________________


Your Signature:_________________________  Date: _____________________
(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by: ___________________________________________


By: _________________________



-----------------------
     *The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.



               SCHEDULE OF EXCHANGES OF SECURITIES5


     The following exchanges, redemptions, repurchases or conversions of a part of this Global Security have been made:

                           AMOUNT OF DECREASE IN     AMOUNT OF INCREASE IN
                         PRINCIPAL AMOUNT OF THIS   PRINCIPAL AMOUNT OF THE
   DATE OF TRANSACTION        GLOBAL SECURITY           GLOBAL SECURITY
   ___________________   ________________________   _______________________








------------------
     5 This schedule should be included only if the Security is a Global
Security.



  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
TRANSFER OF RESTRICTED SECURITIES6

     Re: Zero Coupon Convertible Debentures Due June 23, 2020 (the "Securities") of Global Marine Inc.

     This certificate relates to $_________ principal amount at maturity of Securities owned in (check applicable box)

     ( ) book-entry or

     ( ) definitive form

by ____________________________________ (the "Transferor").

     The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

     In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 102 of the First Supplemental Indenture dated as of June 23, 2000 to the Indenture, dated as of September 1, 1997 (as so amended and supplemented, the "Indenture"), between Global Marine Inc. and Wilmington Trust Company.

     In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

     (1)  ( )  to the Company; or

     (2) ( ) pursuant to an effective registration statement under the Securities Act of 1933; or

     (3) ( ) inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that


--------------------
     6 This certificate should only be included if this Security is a Transfer Restricted Security.



               such transfer is being made in reliance on Rule
               144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

     (4) ( ) outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule
               904 under the Securities Act of 1933; or

     (5) ( ) pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; PROVIDED, HOWEVER, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


                                     Signature

Signature Guarantee:



Signature must be guaranteed         Signature


      TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:______________________        ________________________________
                                    NOTICE: To be executed by an
                                            executive officer